Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 27, 2018, in the Registration Statement (Form F-1) and related Prospectus of Mereo BioPharma plc dated March 23, 2018.

/s/ Ernst & Young LLP

London, United Kingdom

March 23, 2018